Exhibit 99.1

AppHarvest, Inc. Announces Full-Year 2020 Financial Results

Company Introduces First Quarter 2021 Outlook and Updates Full-Year 2021 Forecast

February 25, 2021 – MOREHEAD, Kentucky – AppHarvest, Inc. (NASDAQ: APPH, APPHW) (“AppHarvest” or “the Company”), a leading AgTech company and Certified B Corp building and operating some of the country’s largest high-tech indoor farms to sustainably grow affordable, nutritious, chemical pesticide-free non-GMO fruits and vegetables at scale using up to 90 percent less water than traditional open-field agriculture and 100 percent recycled rainwater, announced today its financial results for the full year ended December 31, 2020.

Fiscal Year 2020 Highlights

•	Net loss of $17.4 million, compared to $2.7 million in the prior year period in 2019
•	Adjusted EBITDA loss of $15.7 million, compared to $2.6 million in the prior year period in 2019

AppHarvest was in a pre-revenue state in 2020 as the company scaled to prepare to become a publicly traded company and as it ramped up to plant its first crop at its flagship facility, which began harvesting in January of 2021. In 2020, AppHarvest implemented its pioneering AgTech platform, which the company developed through international and advanced technology partnerships with the Dutch government, GE, Signify, Priva, Moleaer, Ecoation and others. Powered by these technologies, AppHarvest is able to drive higher crop yields. The Dutch government is a proven partner with the Netherlands being the No. 2 food exporter in the world because of its controlled environment farming expertise. AppHarvest is leveraging this model at a scale to effectively serve the U.S. market and introduce innovations such as a hybrid lighting array with traditional high-pressure sodium grow lights with LEDs that result in 40 percent reduced energy use. AppHarvest utilizes technology that continuously analyzes data from sophisticated digital monitoring systems composed of more than 300 sensors to analyze micro-climates to optimize growth with tomato plants reaching upwards of 40-feet tall and the first farm alone is expected to produce over 40 million pounds of tomatoes annually.

Business Combination

On January 29, 2021, AppHarvest and Novus Capital Corp., a special purpose acquisition company, completed their business combination to form AppHarvest, Inc. The common stock and warrants of AppHarvest, Inc. began trading on Nasdaq under the new ticker symbols “APPH” and “APPHW,” respectively, on Monday, February 1, 2021. Please see the press release dated February 1, 2021 on AppHarvest’s Investor Relations website for more details related to the business combination at https://investors.appharvest.com/news-and-events/news-releases.

Subsequent to the business combination, AppHarvest had 97,925,153 shares of common stock outstanding. The business combination provided the Company approximately $475.0 million of unrestricted cash, including $375.0 million in gross proceeds from the fully committed common stock PIPE. The transaction proceeds will be used to fund operations, including building additional high-tech controlled environment indoor farms, support growth and for other general corporate purposes, including to fund potential future investments and acquisitions.

First Quarter 2021 Outlook and Fiscal Year 2021 Forecast

The Company currently expects the following results for its first quarter ended March 31, 2021:

•	Net revenue to be in the range of $2.1 million to $2.6 million
•	Adjusted EBITDA loss to be in the range of $14 million to $16 million

The Company currently expects the following results for its fiscal year ending December 31, 2021:

•	Net revenue to be in the range of $20 million to $25 million
•	Adjusted EBITDA loss to be in the range of $43 million to $45 million

The Company noted that its expectations are based on information available at the time of this release, and are subject to changing conditions, many of which are outside the Company's control.

“Our favorable crop yields and market pricing currently support a 2021 sales outlook that is better than we expected in December 2020,” said AppHarvest Founder & Chief Executive Officer Jonathan Webb. “In January 2021, we delivered our first harvest of tomatoes from our flagship 63-acre indoor farm and began shipping to select national grocery retailers. We remain focused on our mission to build a resilient domestic food system for the U.S. to support this outlook in our first year as a public company.”

In addition to better than anticipated crop yields and pricing, the Company has benefited from a temporary decline in market supply related to recent extreme winter weather conditions that prevented transport of produce through Texas from Mexico and that resulted in significant amounts of food waste. Part of AppHarvest’s mission is to create a climate-resilient domestic food system for the U.S. to prevent such supply chain disruptions.

About AppHarvest

AppHarvest, a public benefit corporation and Certified B Corp, is an applied technology company building some of the world’s largest indoor farms in Appalachia. The Company combines conventional agricultural techniques with cutting-edge technology and is addressing key issues including improving access for all to nutritious food, farming more sustainably, building a home-grown food supply, and increasing investment in Appalachia. The Company’s 63-acre Morehead, Kentucky facility is among the largest indoor farms in the U.S. For more information, visit https://www.appharvest.com/.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which are prepared and presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP measures, such as EBITDA or Adjusted EBITDA, to understand and evaluate its core operating performance. The Company believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures for trend analyses and for budgeting and planning purposes.

The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends. Other similar companies may present different non-GAAP measures or calculate similar non-GAAP measures differently. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by to be presented in the Company’s GAAP financial statements. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.

Adjusted EBITDA as used in connection with the Company's 2021 outlook is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability. The Company is unable to reconcile this forward-looking non-GAAP financial measure to net income, its most directly comparable forward-looking GAAP financial measure, without unreasonable efforts, because the Company is currently unable to predict with a reasonable degree of certainty its stock-based compensation expense for 2021. Such items may include costs and expenses related to the Business Combination activities, income taxes and other items. The unavailable information could have a significant impact on the Company’s full year 2021 GAAP financial results.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, regarding AppHarvest’s future financial performance, as well as AppHarvest’s growth plans and strategy, ability to capitalize on commercial opportunities, future operations, estimated financial position, estimated adjusted EBITDA, revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of AppHarvest’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of AppHarvest. These forward-looking statements are subject to a number of risks and uncertainties, including those discussed in the Registration Statement on Form S-1 (No. 333-252964) filed with the SEC by AppHarvest on February 10, 2021 under the heading “Risk Factors,” and other documents AppHarvest has filed, or that AppHarvest will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward-looking statements reflect AppHarvest’s expectations, plans, or forecasts of future events and views as of the date of this press release. AppHarvest anticipates that subsequent events and developments will cause its assessments to change. However, while AppHarvest may elect to update these forward-looking statements at some point in the future, AppHarvest specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing AppHarvest’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor Contacts

Chris Mandeville and John Mills

AppHarvestIR@icrinc.com

Media Contacts

Travis Parman

Travis.Parman@appharvest.com

AppHarvest, Inc. and Subsidiaries

Condensed Consolidated

Balance Sheets

	December 31,	December 31,
	2020	2019
Assets
Current Assets:
Cash and cash equivalents	$21,908,907	$6,031,270
Inventories, net	3,387,113	-
Prepaid expenses and other current assets	481,003	26,300
Total current assets	25,777,023	6,057,570
Operating lease right-of-use assets, net	1,307,173	144,127
Property and equipment, net	152,645,335	3,701,074
Lease deposits with a related party	-	4,000,000
Other assets	1,187,967	40,334
Total non-current assets	155,140,475	7,885,535
Total assets	$180,917,498	$13,943,105

Liabilities, redeemable convertible preferred stock, and stockholders' deficit
Current Liabilities:
Accounts payable	$1,341,822	$166,956
Accrued expenses	5,183,880	49,235
Current portion of lease liabilities with a related party	59,216,485	-
Current portion of lease liabilities	166,354	44,654
Current portion of financing obligation with a related party	58,795,309	-
Deferred development fee income from a related party	-	406,004
Note payable with a related party	30,000,000	-
Other current liabilities	76,948	-
Total current liabilities	154,780,798	666,849
Lease liabilities, net of current portion	1,370,462	103,524
Financing obligation with a related party	-	4,096,754
Total non-current liabilities	1,370,462	4,200,278
Total liabilities	156,151,260	4,867,127

Redeemable convertible preferred stock, $0.0001 par value:	45,207,530	12,258,132

Stockholders' deficit	(20,441,292)	(3,182,154)
Total liabilities, redeemable convertible preferred stock and stockholders' deficit	$180,917,498	$13,943,105

AppHarvest, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and

Comprehensive Loss

	Year ended December 31,
	2020	2019
Revenue	$-	$-

Operating expenses
Selling, general and administrative expenses	16,295,530	2,716,796
Depreciation	175,843	16,129
Total operating expenses	16,471,373	2,732,925

Loss from operations	(16,471,373)	(2,732,925)

Other income (expense):
Development fee income from a related party	406,004	349,788
Loss on SAFE Note revaluation	-	(345,003)
Interest expense from related parties	(1,423,208)	(27,515)
Other	50,058	9,634
Loss before income taxes	(17,438,519)	(2,746,021)
Income tax expense	9,186	-
Net and comprehensive loss	$(17,447,705)	$(2,746,021)

AppHarvest, Inc. and Subsidiaries

Condensed Consolidated Statements of

Cash Flows

	Year Ended December 31,
	2020	2019
Operating Activities
Net loss	$(17,447,705)	$(2,746,021)
Adjustments to reconcile net loss to net cash
used in operating activities:
Deferred income tax	9,186	-
Depreciation	175,843	16,129
Stock-based compensation expense	153,897	139,798
Loss on SAFE Note revaluation	-	345,003
Rent payments (in excess of) less than average rent expense, net	25,778	(462)
Interest accrual on financing with related parties	1,413,944	22,127
Amortization of development fee with a related party	(406,004)	-
Change in working capital	2,928,328	(3,267,255)
Net cash used in operating activities	(13,146,733)	(5,490,681)

Investing Activities
Purchases of property and equipment	(35,682,287)	(3,615,167)
Net cash used in investing activities	(35,682,287)	(3,615,167)

Financing Activities
Payments on finance lease liability with a related party	(258,607)	-
Payments on financing obligation to a related party	(18,804)	-
Proceeds from loan agreements with related parties	32,000,000	-
Borrowings on land mortgage loan and related financing with a related party	-	3,774,627
Proceeds from stock option exercises	34,670	-
Issuance of Preferred Stock	33,036,331	11,093,328
Preferred stock issuance costs	(86,933)	(85,193)
Other financing activities	-	(951)
Net cash provided by financing activities	64,706,657	14,781,811
Change in cash and cash equivalents	$15,877,637	$5,675,963

Cash and cash equivalents
Beginning of period	6,031,270	355,307
End of period	$21,908,907	$6,031,270

AppHarvest, Inc. and Subsidiaries

Reconciliation of Selected GAAP Measures to Non-GAAP Measures

	Year Ended December 31,
	2020	2019
EBITDA:
Net loss	$(17,447,705)	$(2,746,021)
Interest expense from related parties	1,423,208	27,515
Interest income	(38,305)	(11,888)
Income tax expense (benefit)	9,186	-
Depreciation expense	175,843	16,129
EBITDA	(15,877,773)	(2,714,265)
Stock based compensation expense	153,897	139,798
Adjusted EBITDA	$(15,723,876)	$(2,574,467)